Exhibit 99.1

NEWS RELEASE
Investor Relations 301-770-3099 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Announces First Quarter 2010 Financial Results

Rockville, Maryland, May 6, 2010 – Nabi Biopharmaceuticals (NASDAQ: NABI) today announced its first quarter financial results for the three month period ended March 27, 2010. The Company reported net income from continuing operations of $5.5 million, or $0.11 per share, compared to a net loss of $7.0 million, or $0.14 per share, for the period ended March 28, 2009.

First quarter revenue was $13.7 million reflecting revenue recognized from payments received from GlaxoSmithKline Biologicals (GSK) associated with the PentaStaph sale and the closing of the NicVAX option and license agreement. This total includes recognized revenue of $4.6 million related to the $21.5 million upfront payment received at the close of the PentaStaph sale in 2009, $8 million for achieving a PentaStaph performance milestone and $0.9 million for services provided to GSK under the PentaStaph agreement. The company also recognized revenue of $0.2 million related to the $40 million NicVAX upfront payment received in the first quarter of 2010. Revenue from the PentaStaph and NicVAX upfront payments are being recognized ratably over 14 months and 190 months, respectively.

General and Administrative expenses were $1.8 million for the quarter ended March 27, 2010 compared to $3.1 million in the prior year period. This decrease reflects our efforts to decrease our expenses, lower legal and facilities costs as well as an allocation of a portion of these costs to Cost of Services in the 2010 period. Research and Development expenses were $5.9 million in the first quarter of 2010 compared to $3.8 million in 2009, reflecting costs of the two NicVAX Phase III trials initiated in November 2009 and March 2010 respectively, as well as manufacturing-related activities for NicVAX. We expect that Research and Development expenses will increase during the balance of 2010.

Net cash provided by operating activities was $48.6 million for the first quarter of 2010 compared to $6.5 million of net cash used in the first quarter of 2009. Cash, cash equivalents and marketable securities totaled $158.1 million at March 27, 2010 compared to $119.0 million at the end of 2009. This increase is primarily due to payments received from GSK related to the NicVAX and PentaStaph agreements, offset in part by the company’s operating expenses and amounts paid to repurchase stock.

During the first quarter of 2010, the Company repurchased 1.8 million shares of common stock for a total of $9.2 million. The Company expanded its share repurchase program in late March and, subsequent to the quarter end repurchased 3.6 million additional shares for a total of $20.7 million through April 30, 2010. As of that date, the share repurchase program had a remaining balance available of $40.2 million. Also subsequent to the quarter end, the Company repurchased the remaining $6.1 million, par value, balance of its 2.875% Convertible Senior Notes.

First Quarter Accomplishments

•	Received shareholder vote approving the NicVAX agreement, closed the NicVAX agreement and received the $40 million upfront nonrefundable payment.
•	Achieved a second PentaStaph milestone and received an $8 million payment. Nabi has an opportunity to receive an additional $13 million upon the achievement of the remaining two milestones.

•	Initiated the second of two Phase III clinical trials for NicVAX, the results of which are anticipated in early 2012.
•	Expanded the share repurchase program to $61 million, an increase of $50 million.

Significant Recent and Upcoming Events

•	Prevailed in a European Patent Office opposition proceeding that resulted in the revocation of a potential competitor’s patent rights to a nicotine conjugate vaccine technology in Europe.
•	Redeemed the remaining outstanding balance of our 2.875% Senior Convertible Notes.
•	First NicVAX Phase III trial on target for completing patient accrual in the fourth quarter of this year.

“The first quarter marked the overwhelming affirmative shareholder vote for and successful closing of our NicVAX option and license agreement with GlaxoSmithKline Biologicals,” said Dr. Raafat Fahim, President and Chief Executive Officer of Nabi Biopharmaceuticals. “We are now fully engaged in the pivotal Phase III clinical trials for NicVAX and participant recruitment is progressing well. Our partnership with GSK continues to strengthen as we work toward the successful commercial development of NicVAX.”

Financial Results Conference Call and Webcast Information

The Company will host a live webcast at 4:30 p.m. EDT today to discuss these results. The live webcast can be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=3037557

(Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your browser. Remove the space if one exists.) or via the Nabi Biopharmaceuticals website at http://www.nabi.com.

If you do not have Internet access, the U.S./Canada call-in number is 866-713-8564 and the international call-in number is 617-597-5312. The passcode is 81034358. An audio replay will be available through May 13, 2010 for U.S./Canada callers at 888-286-8010 and for international callers at 617-801-6888. The replay passcode is 12896767.

The press release and an archived version of the webcast will be available on the company’s website at http://www.nabi.com.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi Biopharmaceuticals is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse. The company is headquartered in Rockville, Maryland. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com

Forward-Looking Statements

Statements in this release that are not strictly historical are forward-looking statements and include statements about products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to our ability to conduct and obtain successful results from our two Phase III clinical trials for NicVAX; GSK’s failure to exercise its option for and successfully commercialize NicVAX; GSK’s failure to successfully develop and commercialize any future generation candidate nicotine vaccine; our ability to commercialize NicVAX if GSK does not exercise its option for NicVAX; our ability to raise sufficient new capital resources to fully develop and commercialize NicVAX if GSK does not exercise the NicVAX option; our ability to attract, retain and motivate key employees; our ability to collect any further milestones and royalty payments under the PhosLo and PentaStaph agreements; the ability to obtain regulatory approval for NicVAX and any future generation candidate nicotine vaccine in the U.S. or other markets; our ability to successfully contract with contract manufacturing organizations for the manufacture and supply of NicVAX; our ability to comply with reporting and payment obligations under government rebate and pricing programs; and loss of full use of our net operating loss carry forwards. These factors are more fully discussed, as are other factors, in our Annual Report on Form 10-K for the fiscal year ended December 26, 2009 filed with the Securities and Exchange Commission.

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 27, 2010	December 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$147,707	$59,510
Marketable securities	10,382	59,489
Receivables	2,181	9,122
Prepaid expenses and other current assets	1,299	1,572

Total current assets	161,569	129,693
Property and equipment, net	745	855
Other assets	727	769

Total assets	$163,041	$131,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,436	$1,735
Accrued expenses and other current liabilities	3,879	4,961
Deferred revenue	16,362	18,447
2.875% convertible senior notes, net	6,042	5,951
Current liabilities of discontinued operations	2,766	2,816

Total current liabilities	31,485	33,910
Deferred revenue	37,263	—

Total liabilities	68,748	33,910
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	6,283	6,278
Capital in excess of par value	366,394	365,841
Treasury stock	(59,439)	(50,267)
Other comprehensive income	—	(20)
Accumulated deficit	(218,945)	(224,425)

Total stockholders’ equity	94,293	97,407

Total liabilities and stockholders’ equity	$163,041	$131,317

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	March 27, 2010	March 28, 2009
Revenue
Revenue	$13,741	$—
Operating expenses:
Cost of services	670	—
General and administrative expenses	1,769	3,090
Research and development expenses	5,910	3,766

Operating income (loss)	5,392	(6,856)
Interest income	24	187
Interest expense	(142)	(361)
Other income (expense), net	206	(16)

Net income (loss)	$5,480	$(7,046)

Basic income (loss) per share	$0.11	$(0.14)
Diluted income (loss) per share	$0.11	$(0.14)

Basic weighted average shares outstanding	48,528	51,130
Diluted weighted average shares outstanding	48,814	51,130

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	March 27, 2010	March 28, 2009
Cash flow from operating activities:
Net income (loss) from continuing operations	$5,480	$(7,046)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	120	135
Accretion of discount on convertible senior notes	91	221
Share-based compensation	434	452
Changes in assets and liabilities:
Receivables	6,942	—
Prepaid expenses and other assets	306	(80)
Accounts payable, accrued expenses and other	92	(214)
Deferred revenue	35,177	—

Net cash provided by (used in) operating activities from continuing operations	48,642	(6,532)
Net cash (used in) provided by operating activities from discontinued operations	(50)	28

Net cash provided by (used in) operating activities	48,592	(6,504)

Cash flow from investing activities:
Proceeds from sales and maturities of marketable securities	49,127	14,737
Capital expenditures	(2)	—

Net cash provided by investing activities	49,125	14,737

Cash flow from financing activities:
Proceeds from issuances of common stock for employee benefit plans	124	262
Purchase of common stock for treasury	(9,644)	(743)

Net cash used in financing activities	(9,520)	(481)

Net increase in cash and cash equivalents	88,197	7,752
Cash and cash equivalents at beginning of period	59,510	106,438

Cash and cash equivalents at end of period	$147,707	$114,190

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